Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AVICENA GROUP, INC.

Avicena Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the corporation is Avicena Group, Inc. (the “Corporation”).

2. The date of the filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was August 6, 1999.

3. Pursuant to Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation (this “Certificate”) amends and supersedes in its entirety the provisions of the Certificate of Incorporation of this Corporation as heretofore amended.

4. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

Article I

Section 1.01 Name of Corporation. The name of the corporation is:

Avicena Group, Inc.

Article II

Section 2.01 Registered Office and Registered Agent. The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

Article III

Section 3.01 Nature of Business. The nature of the business and the purposes to be conducted and promoted by the Corporation are as follows:

To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article IV

Section 4.01 Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 105,000,000, of which (i) 100,000,000 shares shall be shares of Common Stock, par value $0.00l per share (the “Common Stock”) and (ii) 5,000,000 shares shall be shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. Except as otherwise expressly provided herein, the number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”) irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

Section 4.02 Common Stock. All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as otherwise provided in this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”).

(a) Voting Rights: Except as otherwise required by law or expressly provided herein, the holders of shares of Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the stockholders of the Corporation. No stockholder shall be entitled to exercise any right of cumulative voting.

(b) Dividends: Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

(c) Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

Section 4.03 Preferred Stock. This Corporation may issue Preferred Stock from time to time in one or more series. Subject to the other provisions of this Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of and issue shares of the Preferred Stock in series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock. Unless otherwise provided in such resolutions, shares of Preferred Stock of a class or series which are issued and thereafter acquired by the Corporation through redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

Article V

Section 5.01 Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors initially consisting of at least three but no more than seven directors. The number of directors may be increased or decreased from time to time in accordance with the provisions of Section 5.02, provided that the number of directors shall not be less than three nor more than nine.

Section 5.02 Increase or Decrease in Board of Directors. The number of directors may be increased or decreased only pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office.

Section 5.03 Vacancies in the Board. Newly created directorships resulting from any increase in the number of directors and any director vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled as provided in the Amended and Restated Bylaws of the Corporation (the “Bylaws”). Any director elected in accordance with this Section 5.03 shall hold office until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 5.04 Removal of Directors. A director shall hold office until the annual meeting of the year in which such director’s term expires and until such director’s successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office. Any director or the entire Board of Directors of this Corporation may be removed with or without cause at any annual or special meeting of stockholders by the holders of a majority of the Voting Stock.

Section 5.05 Approval of Related Party Transactions. A director of the Corporation shall not, in the absence of fraud, be disqualified by his or her office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by the director from or through any transaction or contract of the Corporation by reason of the fact that the director, or any firm of which he or she is a member or any corporation of which he or she is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the DGCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

Article VI

Section 6.01 Stockholder Action by Written Consent. Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

Section 6.02 Calling of Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called only by (i) the chairperson of the Board of Directors, (ii) the Board of Directors pursuant to a resolution adopted by a majority of the directors or (iii) at the request in writing of stockholders having at least a majority of the voting power of the then outstanding Voting Stock of the Corporation.

Section 6.03 Business at Special Meeting of Stockholders. No business other than that stated in the notice shall be transacted at any special meeting of stockholders.

Section 6.04 Notice of Stockholder Proposals. Advanced notice of the proposal of business by stockholders, including, without limitation, nominations of directors, shall be given in the manner provided in the Bylaws, as amended and in effect from time to time.

Section 6.05 Amendment. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the Voting Stock shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VI

Article VII

Section 7.01 Amendment or Modification of Bylaws. Subject to Article 11 of the Bylaws, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the affirmative vote of stockholders having at least a majority of the voting power of the then outstanding Voting Stock of the Corporation.

Article VIII

Section 8.01 Limitation of Director’s Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Article IX

Section 9.01 Right to Indemnification. The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented (“Section 145”), indemnify any director or officer of the Corporation whom it shall have the power to indemnify under said section (each a “Covered Person”) from and against any and all of the expenses, liabilities, or other matters referred to in or covered by Section 145 (“Covered Matter”).

Section 9.02 Authorization of Indemnification. Notwithstanding Section 9.01, the Corporation shall indemnify a Covered Person only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such Covered Person has met the applicable standard of conduct set forth in Section 145. Such determination shall be made, with respect to a Covered Person who is a director or officer at the time of such determination, (1) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation.

Section 9.03 Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any Covered Matter may be paid by the Corporation in advance of the final disposition of such Covered Matter upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other Covered Persons may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 9.04 Non-exclusive Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which Covered Persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office

Section 9.05 Amendment or Repeal of Article IX. Any amendment or repeal of this Article IX shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX, unless otherwise provided when authorized or ratified, shall continue as to a Covered Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article X

Section 10.01 Meetings. Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide.

Section 10.02 Books and Records. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-Laws of the Corporation.

Article XI

Section 11.01 Compromise with Creditors. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing two-thirds the value of the creditors or class of creditors and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement of the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.”

5. This Certificate was duly adopted in accordance with Sections 141(f), 242, and 245 of the DGCL by the unanimous written consent of the Corporation’s Board of Directors and by the stockholders having not less than the minimum number of votes required to adopt this Certificate, with written notice being provided to all stockholders in accordance with Section 228 of such law.

IN WITNESS WHEREOF, Avicena Group Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by an authorized officer of Avicena Group, Inc. as of the      day of April, 2005.

Avicena Group, Inc.

By: